SAVE GRAFTECH

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CREATING SUSTAINABLE SHAREHOLDER VALUE

We believe that without ongoing accountability and strategic support from a newly constituted board, GrafTech will not be able to implement the strategic and cultural changes needed to create sustainable value for shareholders

GRAFTECH'S CHRONIC UNDERPERFORMANCE

We believe that at the heart of GrafTech's dreadful performance has been poor leadership, enabled by a consistent lack of Board oversight, causing a precipitous decline in sales, inefficient operations, and damaged customer relationships

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SAVE GRAFTECH'S RECOMMENDATIONS

Each of Save GrafTech's recommendations are intended to create sustainable, long-term shareholder value

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NOMINEES

Save GrafTech's nominees have the industry experience and skills necessary to fix GrafTech's problems and create meaningful shareholder value

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Karen Finerman



David Jardini



Nathan Milikowsky

Nominees



Karen Finerman

Relevant Experience

- Co-Founder and CEO of Metropolitan Capital Advisors (1992 – present)
  - Deep-value investment management firm with extensive experience investing in industrials sector
  - Works constructively with portfolio companies to improve corporate governance
- Former Lead Research Analyst at Donaldson, Lufkin & Jenrette Securities Corporation
- Permanent panelist on CNBC's 'Fast Money'

VIEW BIO



David Jardini

Relevant Experience

- Current Chairman of Black Diamond Investments, a family investment partnership focused on manufacturing and real estate industries
- Former Co-Founder and President of C/G Electrodes (2003 – 2010), acquired by GrafTech in 2010
- President of American Gas Lamp Works LLC, a manufacturing business since 2012 and as Managing Member of JCG Development since 2010
- Director of Robroy Industries, Inc., an electrical and oil field manufacturer since 2011
- Former Vice President, Metals Section, Mellon Bank N.A. Corporate Banking Department
- Over 15 years of industry experience

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Nathan Milikowsky

Relevant Experience:

- Former Director of GrafTech from 2010 to 2013
- Former President of Seadrift Coke (2005 – 2010), acquired by GrafTech in 2010
- Former co-Founder, CEO (2003 – 2006) and Chairman of C/G Electrodes (2003 – 2010), acquired by GrafTech in 2010
- Reopened the closed St. Mary's plant and restarted production of UHP graphite electrodes
- Involved in steel trading starting in 1969
- In 1979, became CEO/Chairman/owner of three manufacturing businesses which were sold in 1991 through 1995

VIEW BIO



Karen Finerman

Relevant Experience

- Co-Founder and CEO of Metropolitan Capital Advisors (1992 – present)
  - Deep-value investment management firm with extensive experience investing in industrials sector
  - Works constructively with portfolio companies to improve corporate governance
- Former Lead Research Analyst at Donaldson, Lufkin & Jenrette Securities Corporation
- Permanent panelist on CNBC's 'Fast Money'

> "Metropolitan looks for companies that have excellent corporate governance. In addition, we look to help companies have candid dialogue with shareholders and Wall Street analysts. I would seek to create clear, definable, consistent metrics for shareholders to more easily determine GrafTech's progress."



David Jardini

Relevant Experience

- Current Chairman of Black Diamond Investments, a family investment partnership focused on manufacturing and real estate industries
- Former Co-Founder and President of C/G Electrodes (2003 – 2010), acquired by GrafTech in 2010
- President of American Gas Lamp Works LLC, a manufacturing business since 2012 and as Managing Member of JCG Development since 2010
- Director of Robroy Industries, Inc., an electrical and oil field manufacturer since 2011
- Former Vice President, Metals Section, Mellon Bank N.A. Corporate Banking Department
- Over 15 years of industry experience

"The steel industry has given GrafTech a blueprint for success. The Company must emulate the efficiences of the minimills and install a modern manufacturing mindset. As a member of GrafTech's Board I would ensure that the entire firm is aware of our operational metrics and are incentivized to improve them."



Nathan Milikowsky

Relevant Experience:

- Former Director of GrafTech from 2010 to 2013
- Former President of Seadrift Coke (2005 – 2010), acquired by GrafTech in 2010
- Former co-Founder, CEO (2003 – 2006) and Chairman of C/G Electrodes (2003 – 2010), acquired by GrafTech in 2010
- Reopened the closed St. Mary's plant and restarted production of UHP graphite electrodes
- Involved in steel trading starting in 1969
- In 1979, became CEO/Chairman/owner of three manufacturing businesses which were sold in 1991 through 1995

"I have a singular focus for GrafTech: create sustainable shareholder value. As one of the Company's largest shareholders, my incentives are directly aligned with my fellow-investors and I will seek to ensure that this alignment flows throughout the entire organization."

Demand for graphite electrodes climb while GrafTech's shipments fall


EAF Steel Production[1] and GTI Shipments[2]
Global EAF Steel Production (metric tons in millions)
Graphite Electrode Shipments (metric tons in thousands)
0
50
100
150
200
250
300
350
400
450
500
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
CAGR: 3.7%
CAGR: 3.2%
CAGR: -2.2%
Global EAF Production
Global EAF Production, Excluding China
GrafTech Graphite Electrode Shipments

[1] Source: World Steel Association
[2] Sources: 2003 - 2007 SEC filings, 2008 JP Morgan estimate, 2009 - 2012 KeyBanc estimates

Demand for graphite electrodes climb while GrafTech's shipments fall



EAF Steel Production1 and GTI Shipments2
Global EAF Steel Production (metric tons in millions)
Graphite Electrode Shipments (metric tons in thousands)
500
450
400
350
300
250
200
150
100
50
0
CAGR: 3.7%
CAGR: 3.2%
CAGR: -2.2%
Global EAF Production
Global EAF Production, Excluding China
GrafTech Graphite Electrode Shipments
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

[1] Source: World Steel Association
[2] Sources: 2003 - 2007 SEC filings, 2008 JP Morgan estimate, 2009 - 2012 KeyBanc estimates

Competitors Expand Capacity While GrafTech Contracts


GrafTech vs Non-China Competitors Capacity Growth
Production Capacity (metric tons in thousands)
800
700
600
500
400
300
200
100
0
GrafTech's Rationalization Plan has recuced its capacity by 60,000 metric tons by closing the Brazil and South Africa plants
240
255
195²
449
696
GrafTech
Major Non-China Competitors³
2002
2012

¹ Source: GrafTech Investor Presentation (November 2013), Non-China competitors public financial information, press coverage, and Save GrafTech analysis
² Note: Decreased capacity from shutting the Brazil and South Africa plants, mentioned in the October 31, 2013 Earnings Call
³ Note: Non China Competitors consists of Graphite India, HEG Limited, Nippon Carbon, SEC, SGL Carbon, Showa Denko, and Tokai Carbon

GrafTech's performance relative to peers has been abysmal

GrafTech's TSR Relative to its Peers and Primary Customers[1]

	SGL GROUP	TOKAI CARBON CO.,LTD	GI	HEG LIMITED INDIA	Selected Minimill Index[2]
10-Year TSR	-237.0%	-54.5%	-393.6%	-168.8%	-358.4%
5-Year TSR	-12.8%	+36.7%	-176.8%	-91.1%	-43.4%
3-Year TSR	-54.2%	-14.0%	-30.2%	-34.5%	-59.3%

[1] Source: Bloomberg; Note: TSR as of January 7, 2014 (the day prior to Save GrafTech's 13D/A filing)
[2] Note: Selected Minimill Index consists of Commercial Metals Company, Gerdau, Nucor Corporation, and Steel Dynamics Inc. weighted by market cap

10-Year Total Shareholder Return



600%
550%
500%
450%
400%
350%
300%
250%
200%
150%
100%
50%
0%
-50%
-100%
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11
Jan-12
Jan-13
Jan-1
GrafTech has underperformed its peer group by over 200% in the last 10 years
+343.2% - Selected Minimill Index
+196.6% - Selected Peer Group
+100.5% - S&P 500
-15.1% GrafTech

Source: Bloomberg
Note: TSR as of January 7, 2014 (the day prior to Save GrafTech's 13D/A filing) when GTI closed at $11.32 per share
Note: Selected Minimill Index is an average TSR, weighted by market cap, of Commercial Metals Company, Gerdau, Nucor Corporation, and Steel Dynamics Inc.
Note: Selected Peer Group is an average TSR, weighted by market cap, of SGL Group, Tokai Carbon, HEG Limited, and Graphite India

The Call to Save GrafTech is Urgent

Earnings Per Share


LTM Earnings Per Share
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13

Source: Capital IQ

Total Shareholder Return with $100,000 investment made in January 2004


$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$344,353
$335,316
$186,731
$141,687
$84,858
SGL GROUP
GI
HEG LIMITED
INDIA
TOKAI CARBON
GRAFTech

Source: Capital IQ

Save GrafTech's Plan


REDEFINE COMMERCIAL STRATEGY
IMPROVE CORPORATE GOVERNANCE
REDUCE INVENTORY + SG&A
MAXIMIZE SHAREHOLDER VALUE
STREAMLINE ORGANIZATIONAL STRUCTURE
EXPAND SEADRIFT PLANT
EXPLORE OPPORTUNITIES AVAILABLE TO ENGINEERED SOLUTIONS

Save GrafTech's Plan

Improve **Corporate Governance**

Save GrafTech is committed to improving the Company's corporate governance

- We believe GrafTech requires governance improvements to ensure shareholders can hold the Board accountable
    - We proposed the use of a universal proxy ballot for this year's annual meeting to allow shareholders to choose freely between our nominees and the existing board
    - The Company failed to see the need to fully enfranchise shareholders and rejected our proposal
- If successful, Save GrafTech will constitute a minority of directors, but will advocate for the following governance practices:
    - Separation of Chairman and CEO positions
    - Install shareholders' ability to act by written consent
    - Enact a majority voting policy whereby directors receiving less than a majority of votes cast at the annual meeting in an uncontested election are required to tender their resignation
- Ensure that the Company performs comprehensive searches for vacancies in senior management positions

Redefine **Commercial Strategy**

- Save GrafTech is committed to improving sales by 30,000 metric tons by redefining commercial strategy and restoring customer relationships that have been lost under the current Board's oversight
    - Focus sales on large diameter electrodes, which are most difficult to produce and leverage GrafTech's raw material and technological advantages

- This market share expansion has the potential to add an estimated $60 million to GrafTech's EBITDA without taking into account increased margins that can be gained by utilizing needle coke produced by Seadrift

Note: Save GrafTech analysis

Reduce Inventory + SG&A

- Save GrafTech intends to reduce inventories to the $300 million level or lower by:
  - Repairing relationships with customers and abandoning the current "price leadership" strategy, leading to increased sales
  - Enforcing a "lean-manufacturing" process
- We estimate that by reducing inventory by at least $190 million, GrafTech will add at least $7 million in after tax earnings
- Save GrafTech intends to reduce SG&A by 25% above and beyond the Company's "Rationalization Plan" by flattening the management structure between the CEO and the plant floor
- We estimate that reducing SG&A by 25% will add at least $28 million to GrafTech's EBITDA

Note: Save GrafTech analysis

Maximize Shareholder Value

We believe that if Save GrafTech's initiatives are fully and successfully undertaken, GrafTech stock will increase by as much as $7.00 per share from these initiatives alone.

Pro Forma Increase in Price Per Share	
Potential Market Share Improvement	$ 60 million
Reduce SG&A	$ 28 million
Expand Capacity at Seadrift	$ 24 million
Estimated Increase in EBITDA	$112 million
Estimated EV/EBITDA Multiple	8.0x
Estimated Increase in Equity Value	$896 million
Shares Outstanding	135 million
Potential Increase in Price Per Share	**$6.50/share**
Potential Share Price Increase from Reduced Inventory	**$0.50/share**

Note: Save GrafTech analysis; See April 1, 2014 Presentation for discussion

Streamline **Organizational Structure**

- We believe there is an opportunity to reorganize the Company into an efficient, industry leading competitor
- Our plan would implement an efficient organizational structure modeled after GrafTech's primary customers, minimill steel producers
- Accordingly, we plan to implement the following organizational principles:
  - Single-minded focus on premier product quality
  - Flat organizational structure emphasizing decentralized authority and initiative

- Concentration on efficiency and productivity
- Transparent, effective communication and leadership between senior management and those closest to customers and production
- Focus on customer relationships

Save GrafTech's Proposed Structure


CEO
Manager
Plant Manager

Explore **Opportunities Available to Engineered Solutions**

We believe it would be appropriate to take a fresh look at the Engineered Solutions business

- To be clear, this is not to imply that we have any current intentions of selling the ES business – rather we believe that with access to better information, we will be able to make an informed decision of how the ES business can best maximize value for shareholders

Note: Save GrafTech analysis

Expand **Seadrift Plant**

We believe expanding capacity at Seadrift will add $24 million to GrafTech's EBITDA

- Save GrafTech is committed to expanding capacity at Seadrift
- The Company cannot only operate Seadrift at full capacity but can expand Seadrift's capacity by installing key machinery

- Mr. Milikowsky initiated this expansion by purchasing key machinery, which remains uninstalled by current management
- GrafTech's needle coke requirements will utilize Seadrift's increased capacity

Note: Save GrafTech analysis

SAVE GRAFTech

HOME NOMINEES TIMELINE SHAREHOLDER DOCUMENTS CONTACT

Timeline

2014

1/17/2014
Craig Shular promptly retired as CEO, effective immediately.

1/15/2014
Save GrafTech requested the Company's Form of Director Nomination.

2013

2013
In early 2013 Mr. Milikowsky was informed that he would not be re-nominated.

Timeline

2014

1/17/2014
Craig Shular promptly retired as CEO, effective immediately.

(/timeline/1172014-2/)

1/15/2014
Save GrafTech requested the Company's Form of Director Nomination.

(/timeline/1152014-2/)

2013

2013
In early 2013 Mr. Milikowsky was informed that he would not be re-nominated.

(/timeline/2013-2/)

2012

2012
Director Nathan Milikowsky expressed his strategic and operational concerns to management and to other members of the Board, and recommended the replacement of Chairman/CEO Craig Shular.

(/timeline/2012-2/)

2010

2010

GrafTech announced the acquisition of C/G Electrodes and Seadrift

The owners of C/G Electrodes and Seadrift received cash, $200 million in notes, 24 million shares, and the right to one seat on the Board

(/timeline/2010-2/)

SAVE GRAFTECH

April 16, 2014 Letter to Shareholders

April 16, 2014 Presentation

Save GrafTech's 2014 Shareholder Proxy

Media:

Sard Verbinnen & Co.
George Sard/Jim Barron/Renee Soto
(212) 687-8080
savegraftech@sardverb.com

Shareholders:

D.F. King & Co. Inc.
Jordan Kovler/Edward McCarthy/Richard Grubaugh
(212) 269-5550
savegraftech@dfking.com